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                                                                  Exhibit i(1)

                                                               6225 Smith Avenue
                                                  Baltimore, Maryland 21209-3600
                                             main 410.580.3000  fax 410.580.3001

                               February 21, 2003

SALOMON BROTHERS SERIES FUNDS INC
125 Broad Street
New York, New York 10004

     Re: Registration Statement on Form N-1A

Ladies and Gentlemen:

     We serve as special Maryland counsel to Salomon Brothers Series Funds Inc, a Maryland corporation (the "Fund"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), by the Fund of up to 142,857,144 shares of Sub-Class Y of Class G capital stock, par value $.001 per share (the "Shares"), pursuant to a registration statement on Form N-1A, as amended by Amendment Nos. 35 and 37 (File Nos. 33-34423 and 811-06087) (the "Registration Statement"). This opinion is being furnished in connection with the filing of the Registration Statement.

     In our capacity as special Maryland counsel, we have reviewed originals or copies, certified or otherwise identified to our satisfaction, of the following documents:

          (a) The Charter of the Fund certified by the Maryland State Department of Assessments and Taxation (the "MSDAT").

          (b) The By-Laws of the Fund.

          (c) The Registration Statement.

          (d) Resolutions of the Board of Directors of the Fund relating to the authorization of (i) the issuance of the Shares, and (ii) the Registration Statement and the transactions contemplated thereby.

          (e) A short-form Good Standing Certificate for the Fund, dated a recent date, issued by the MSDAT.

          (f) A Certificate of the Assistant Secretary of the Fund, dated as of the date hereof, as to certain factual matters (the "Certificate").

          (g) Such other documents as we have considered necessary to the rendering of the opinions expressed below.





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                                               SALOMON BROTHERS SERIES FUNDS INC
                                                               February 21, 2003
                                                                          Page 2

     In such examination of the aforesaid documents, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the aforesaid documents, the authenticity of all documents submitted to us as originals, the conformity with originals of all documents submitted to us as copies (and the authenticity of the originals of such copies), and the accuracy and completeness of all public records reviewed by us. As to any facts material to this opinion, we have relied solely upon the Certificate.

     Based upon the foregoing, subject to the additional assumptions, qualifications and limitations set forth below, having regard for such legal considerations as we deem relevant, and limited in all respects to applicable Maryland law, we are of the opinion and advise you that:

          1. The Fund is a corporation validly existing and in good standing under the laws of the State of Maryland.

          2. The Shares to be issued pursuant to the Registration Statement have been duly authorized, and, when issued as contemplated in the Registration Statement in an amount not to exceed the number of Shares authorized by the Charter but unissued, will constitute validly issued, fully paid and non-assessable shares.

     In addition to the qualifications set forth above, this opinion is subject to the additional assumptions, qualifications, and limitations as follows:

          (a) This opinion concerns only the effect of the laws (exclusive of the principles of conflict of laws) of the State of Maryland as currently in effect. We assume no obligation to supplement this opinion if any applicable laws change after the date hereof or if any facts or circumstances come to our attention after the date hereof that might change this opinion.

          (b) We have made no investigation of, and we express no opinion as to, the laws of any jurisdiction other than the laws of the State of Maryland.

          (c) We express no opinion as to compliance with the securities (or "blue sky") laws of the State of Maryland.

          (d) This opinion is limited to the matters set forth herein, and no other opinion should be inferred beyond the matters expressly stated.





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                                               SALOMON BROTHERS SERIES FUNDS INC
                                                               February 21, 2003
                                                                          Page 3

     We hereby consent to the filing of this opinion with the Commission as an Exhibit to the Registration Statement. In giving our consent, we do not thereby admit that we are in the category of persons whose consent is required under
Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission thereunder.

                                                 Very truly yours,

                                                 /s/ Piper Rudnick LLP